                                                                   EXHIBIT 10.37


                               FIRST AMENDMENT TO
                  AGREEMENT FOR SALE OF NURSING HOME PROPERTIES


                  This First Amendment to Agreement for Sale of Nursing Home Properties (this "Amendment") is made and entered into as of the 30th day of August, 2001, by and among the Entities set forth on Schedule 1 hereto (collectively, the "Beverly Entities") and FC Properties, LLC, a Florida limited liability company (f/k/a NMC of Florida, LLC, a Florida limited liability company) ("Buyer").


                                   WITNESSETH:

                  WHEREAS, the Beverly Entities and Buyer are parties to that certain Agreement for Sale of Nursing Home Properties, dated as of July 13, 2001, as amended by that certain Addendum to Agreement for Sale of Nursing Home Properties, dated as of July 13, 2001 (as further amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"; capitalized terms not otherwise defined herein shall have the definitions provided therefore in the Purchase Agreement); and

                  WHEREAS, the Beverly Entities and Buyer wish to amend the Purchase Agreement as more specifically provided herein.

                  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Purchase Agreement.

         a. Section 2.3.4. Section 2.3.4 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  On or before July 18, 2001, Buyer shall increase the Escrowed Deposit by the amount of One Million Six Hundred Thousand Dollars ($1,600,000) (the "Additional Deposit"). Notwithstanding anything to the contrary contained herein, on August 27, 2001, the Diligence Deposit shall become the exclusive property of the Beverly Entities and shall cease to be any part of the Deposit. On or before August 31, 2001, Buyer shall increase the Escrowed Deposit by the amount of Five Hundred Thousand Dollars ($500,000) (also, the "Additional Deposit"). On or before September 15, 2001, Buyer shall increase the Escrowed Deposit by the amount of One Million Dollars ($1,000,000) (also, the "Additional Deposit"). In the event that Buyer fails to increase the Escrowed Deposit by the required amounts on or before July 18, 2001, August 31, 2001, or September 15, 2001, as applicable, the Beverly Entities may terminate this Agreement by providing written notice to Buyer and the Beverly Entities may retain the Deposit (including, without limitation, the Diligence Deposit), and neither party shall have any other liability hereunder of any nature whatsoever to the other party, including, without limitation, any liability for damages.

         b. Section 4.1 (Form of Sublease or Assignment). Section 4.1 of the Purchase Agreement is hereby amended by adding the following new sentence at the end thereof:

                  Notwithstanding anything to the contrary contained herein, the applicable Beverly Entity shall assign its interest in the Lease of Facility #803, Beverly Health and Rehabilitation--Tarpon Springs pursuant to a Lease Assignment, with appropriate modifications being made to provide for the security deposit described in Section 4.2 hereof (the "Tarpon Springs Lease Assignment").

         c. Section 4.2 (Security Deposits under the Subleases). Section 4.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  At the Closing, in accordance with Schedule 4.2, Buyer shall deposit with the Beverly Entities cash or an irrevocable letter of credit, from an institution and in a form acceptable to the Beverly Entities, in an amount equal to six (6) months of the aggregate base rent under the Subleases plus six (6) months of payments under the Management Agreement plus six (6) months of the aggregate base rent under the lease assigned to Buyer pursuant to the Tarpons Springs Lease Assignment, to be held by the Beverly Entities pursuant to the terms of the Subleases, the Tarpon Springs Lease Assignment and the assignment and assumption of the Management Agreement (the "Security Deposit") as security for every Sublease and the Beverly Entities' contingent liability under the Lease assigned pursuant to the Tarpon Springs Lease Assignment and the Beverly Entities' contingent liability under the Management Agreement. The Security Deposit shall be held by the Beverly Entities until expiration of the Subleases, the Lease assigned pursuant to the Tarpon Springs Lease Assignment and the Management Agreement or termination of or release of the Beverly Entities from all liability under the applicable Leases and the Management Agreement.

         d. Section 8.2.12 (Financing Commitments). Section 8.2.12 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                  On or before the fifth (5th) day after the execution and delivery of this Agreement by all parties hereto, Buyer shall deliver to the Beverly Entities a true, correct and complete copy of its fully executed loan application (which shall contain, among other things, all conditions precedent to the funding of such loans) for senior and junior debt to finance the Purchase Price, subject to the last sentence of this paragraph. On or before the thirtieth (30th) day after the execution and delivery of this Agreement by all parties hereto, Buyer shall deliver to the Beverly Entities a written, signed acknowledgement, in form and substance reasonably acceptable to the Beverly Entities, by each of its senior and junior lenders (subject to the last sentence of this Section) financing the Purchase Price, describing the status of such lender's diligence process and stating that based on the diligence it has performed to such date, such lender knows of no state of facts that could reasonably be expected to prevent it from funding the senior and junior loans, as applicable (each, a "Comfort Letter"). Attached hereto as Exhibit N and Exhibit O are letters, in form and substance satisfactory to the Beverly Entities, that have been delivered by Buyer's senior and junior lenders. Upon learning of any problems, issues or concerns discovered by Buyer's senior and/or junior lenders in the course of such lenders' diligence process with respect to the Facilities, including, without limitation, any problems, issues or concerns identified by third-party consultants, Buyer shall promptly inform the Beverly Entities of such problems, issues or concerns. Buyer shall use its reasonable efforts to keep itself informed of the results of the lenders' diligence process in a timely manner and shall cooperate with any efforts by the Beverly Entities to obtain further information relating to any problems, issues or concerns raised by the lenders' diligence process. Buyer shall meet with and/or discuss with the Beverly Entities such problems, issues or concerns, and Buyer shall cooperate with and assist the Beverly Entities to meet with and/or discuss such problems, issues or concerns directly with the lenders. On or before September 6, 2001, Buyer shall deliver to the Beverly Entities copies of final appraisals for each of the Facilities. On or before 5:00 p.m. Central Time, September 15, 2001, Buyer shall deliver to the Beverly Entities a written, signed acknowledgement from each of its senior and junior lender(s) financing the Purchase Price that such lender(s) have completed all diligence, that the results of such diligence are satisfactory to such lenders and that such lenders have received all approvals required for the funding of such loans (the "Approval Letters").

                  Buyer's failure to timely deliver the final appraisals or the Approval Letters shall permit the Beverly Entities, at their option, by written notice to Buyer delivered to Buyer not later than the fifth (5th) business day after the required date for such delivery by Buyer, to terminate this Agreement. For all other requirements of Buyer under this Section 8.2.12, in the event that Buyer fails to perform, the Beverly Entities shall give Buyer notice of Buyer's failure to perform, including a reasonably detailed explanation of the required obligation and requested steps for Buyer to take to perform such obligation. Upon such notice, Buyer shall have three (3) business days to either (i) perform the required obligation or
                  (ii) provide to the Beverly Entities a plan reasonably acceptable to the Beverly Entities outlining Buyer's proposed manner of performing the required obligation. If Buyer shall fail to timely act under either clause (i) or clause (ii) of the immediately preceding sentence or to diligently pursue the plan described in clause (ii), then the Beverly Entities may, at their option, by written notice to Buyer delivered to Buyer not later than the fifth (5th ) business day after the required date for such performance by Buyer, terminate this Agreement. If the Beverly Entities have not timely terminated this Agreement pursuant to this paragraph, such termination rights shall be waived.

                  In the event of any termination pursuant to the preceding paragraph, the Escrow Agent shall pay the Escrowed Deposit to Buyer and the Beverly Entities shall retain the Diligence Deposit. Notwithstanding anything herein to the contrary, the aggregate contributions from the senior and junior lenders (net of all origination, commitment and other fees, prepayments, reserves and other deductions of any nature whatsoever) available to Buyer to finance the Purchase Price and any other amounts owing by Buyer hereunder at the Closing shall total at least One Hundred Fifty Million Dollars ($150,000,000), and all deliveries by Buyer under this Section
                  8.2.12 shall evidence such availability or Buyer shall be deemed not to have made the deliveries required hereunder; provided, however that nothing herein shall obligate Buyer to actually incur junior or mezzanine financing at Closing if all funds that would have been provided by such junior or mezzanine financing are replaced with equity contributions obtained by Buyer (other than pursuant to Section 9.6 hereof).

         e. Section 14.20. The following new subsection 14.20 is hereby added to the Purchase Agreement in proper numerical order:

                  14.20 Interests in Operators. In the event of any termination of this Agreement, other than a termination of this Agreement as a result of a material breach by the Beverly Entities that is reasonably within their control, including, without limitation, a termination by the Beverly Entities pursuant to
                  Section 8.2.12 hereof, Buyer shall, no later than fifteen (15) days after the date of any such termination, transfer and assign, or cause to be transferred and assigned, to an entity or entities to be designated by the Beverly Entities all of the ownership interests in Noble Health Care, LLC ("Noble") and Cabernet Health Care LLC ("Cabernet" and, together with Noble, the "Transferred Entities") together with all of the Transferred Entities' direct and indirect subsidiaries including, without limitation, the entities that have filed applications for licensing with the Department pursuant to this Agreement (including, without limitation, pursuant to Section 8.2.1 hereof) (collectively, the "Subsidiaries"). At the time of such transfer or assignment, none of the Transferred Entities or the Subsidiaries shall have or be subject to any liabilities, other than in connection with the transition and operation of the Facilities. Upon any such transfer or assignment, the Beverly Entities shall reimburse Buyer for the amount that Buyer is required to pay to the Transferred Entities and/or the Subsidiaries for actual, out-of-pocket and reasonably documented costs incurred by the Transferred Entities and the Subsidiaries for license application filing fees, formation fees for the Transferred Entities and the Subsidiaries, the cost of financial statement preparation for the license applications and other license application preparation costs; provided, however, that the Beverly Entities shall not be required to reimburse Buyer for any amounts paid by the Transferred Entities and/or the Subsidiaries for legal and accounting fees in connection with review of the foregoing and analyzing and creating the structure of the Transferred Entities and the Subsidiaries; and provided, further, that in no event shall the Beverly Entities be required to reimburse Buyer in an amount in excess of $800,000 hereunder. If the Beverly Entities pay any such amounts directly to the owner of the Transferred Entities and/or the Subsidiaries (the "TE Owner") with respect to the transfer of the Transferred Entities and/or the Subsidiaries, the Beverly Entities shall not be required to pay such amounts to Buyer; provided that if the amount payable by the Beverly Entities to the TE Owner with respect to the transfer of the Transferred Entities and/or the Subsidiaries exceeds the foregoing amount that they are required to pay pursuant to this paragraph, then Buyer shall upon demand of the Beverly Entities promptly make the payment of such excess amount to the TE Owner; provided further that if Buyer fails to make such payment to the TE Owner pursuant to the immediately preceding clause within five (5) days of such demand, then the Beverly Entities may pay such amount to the TE Owner and Buyer shall reimburse the Beverly Entities for any such payment.

         f. Section 10.2.8 (Pharmerica Contract). All references to the date "August 15, 2001" in Section 10.2.8 of the Purchase Agreement are hereby amended to be "5:00 p.m. Central Time, September 7, 2001".

         g. Exhibits A-1 and A-2. On or before the Closing Date under the Purchase Agreement, the Beverly Entities shall purchase fee title to Facility #4132, Beverly Healthcare--Evans, in the City of Fort Myers, Florida, at which time Exhibit A-1 and Exhibit A-2 of the Purchase Agreement shall be amended to reflect Facility #4132 as an Owned Facility and no longer as a Leased Facility under the Purchase Agreement.

         h. Exhibit C. Exhibit C of the Purchase Agreement is hereby amended and restated in its entirety to read as Exhibit C attached hereto.

         i. Exhibit N. A new Exhibit N is hereby added to the Purchase Agreement in the form of the Exhibit N attached hereto.

         j. Exhibit O. A new Exhibit O is hereby added to the Purchase Agreement in the form of the Exhibit O attached hereto.

2. Reaffirmation of Obligations. Buyer hereby acknowledges and agrees that (i) the period for due diligence on the financial statements provided in Section
12.2 of the Purchase Agreement has terminated, (ii) Buyer has not terminated the Purchase Agreement and (iii) any termination rights Buyer may have had under
Section 12.2 of the Purchase Agreement have terminated and are no longer of any force or effect.

3. Acknowledgments.

         a. Proposed Operators. The Beverly Entities acknowledge and agree that Florida Health Care Properties, LLC, a Florida limited liability company, is approved as a "Proposed Operator" under Section 8.2.15 of the Purchase Agreement.

         b. Aegis Contract. The Beverly Entities acknowledge and agree that Buyer has satisfied its obligations under Section 10.2.9 (Aegis Contract) of the Purchase Agreement.

         c. Operating Lease. The Beverly Entities acknowledge and agree that Buyer has satisfied its obligations under Section 8.2.15(b) of the Purchase Agreement.

         d. Comfort Letters. The Beverly Entities acknowledge and agree that Buyer has satisfied its obligations under Section 8.2.12 of the Purchase Agreement solely with respect to the delivery of the Comfort Letters.

         e. Licensure Notices. Buyer acknowledges and agrees that the Beverly Entities have satisfied their obligations under Section 8.1.12 of the Purchase Agreement solely with respect to the delivery of notice to the Department.

         f. Schedule 1.4.8. Buyer acknowledges and agrees that the Beverly Entities have satisfied their obligations under Section 1.4.8 of the Purchase Agreement to deliver Schedule 1.4.8.

         g. Schedule 7.1.21. Buyer acknowledges and agrees that the Beverly Entities have satisfied their obligations under Section 7.1.21 of the Purchase Agreement to deliver Schedules 7.1.21(a)-(f).

         h. PTO Schedule. Buyer acknowledges and agrees that the Beverly Entities have satisfied their obligations under Section 8.1.10 of the Purchase Agreement to deliver the PTO Schedule.

4. Miscellaneous.

         a. Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.

         b. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Florida, without regard to conflict of laws principles. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

         c. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         d. Successors and Assigns. This Amendment shall be binding upon Buyer and the Beverly Entities and their respective successors and assigns, and shall inure to the sole benefit of Buyer and the Beverly Entities and the successors and assigns of Buyer and the Beverly Entities.

         e. References. Any reference to the Purchase Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

         f. Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Purchase Agreement. The Purchase Agreement as amended hereby remains in full force and effect.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their respective behalf, by their respective duly authorized officers, as of the date first above written.


FC PROPERTIES, LLC, a Florida limited        BEVERLY ENTERPRISES - FLORIDA,
liability company (f/k/a NMC of Florida,     INC.,
LLC, a Florida limited liability company)    a California corporation

     By: Formation Capital, LLC, its sole    By:
     manager                                    --------------------------------
                                             Name:
         By:                                      ------------------------------
            -----------------------------    Title:
         Name:                                     -----------------------------
              ---------------------------
         Title:
               --------------------------




BEVERLY HEALTH AND                           BEVERLY SAVANA CAY MANOR, INC.,
REHABILITATION SERVICES, INC.,               a California corporation
a California corporation

By:                                          By:
   --------------------------------------       --------------------------------
Name:                                        Name:
     ------------------------------------         ------------------------------
Title:                                       Title:
      -----------------------------------          -----------------------------





VANTAGE HEALTHCARE                           PETERSEN HEALTH CARE, INC.,
CORPORATION,                                 a Florida corporation
a Delaware corporation


By:                                          By:
   --------------------------------------       --------------------------------
Name:                                        Name:
     ------------------------------------         ------------------------------
Title:                                       Title:
      -----------------------------------          -----------------------------


               [SIGNATURE PAGE TO AMENDMENT TO PURCHASE AGREEMENT]

                                   SCHEDULE 1

                                BEVERLY ENTITIES



BEVERLY ENTERPRISES - FLORIDA, INC., a California corporation

BEVERLY HEALTH AND REHABILITATION SERVICES, INC., a California corporation

BEVERLY SAVANA CAY MANOR, INC., a California corporation

VANTAGE HEALTHCARE CORPORATION, a Delaware corporation

PETERSEN HEALTH CARE, INC., a Florida corporation

                                    EXHIBIT C
                        ALLOCATION OF THE PURCHASE PRICE












                                    Exhibit C

                                    EXHIBIT N
                          FORM OF SENIOR LENDER LETTER



















                                    Exhibit N

                                    EXHIBIT O
                          FORM OF JUNIOR LENDER LETTER






















                                    Exhibit O